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                                                                    Exhibit 99.1


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      MARCH 31, 2002 AND DECEMBER 31, 2001




                                                       MAR 31     DEC 31
                                                        2002       2001
                                                      --------   --------
                                                       ($000 Omitted)
 Investments, at market, partially restricted:
     Short-term investments                             52,946     56,267
     U. S. Treasury and agency obligations              49,082     39,168
     Municipal bonds                                   144,758    145,769
     Mortgage-backed securities                          1,890      8,598
     Corporate bonds                                   118,400    121,122
     Equity securities                                  10,691     10,473
                                                      --------   --------

       TOTAL  INVESTMENTS                              377,767    381,397
                                                      ========   ========




NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) 'short-term investments',
(2) 'investments - statutory reserve funds' and (3) 'investments - other'.